UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 7, 2016

Hercules Capital, Inc.

(formerly known as Hercules Technology Growth Capital, Inc.)

(Exact name of registrant as specified in its charter)

Maryland	814-00702	74-3113410
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 289-3060

Not Applicable

(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07

On July 7, 2016, Hercules Capital, Inc., a Maryland corporation, (the “Company”), held its 2016 Annual Meeting of Stockholders (the “Annual Meeting”). As of April 15, 2016, the record date for the Annual Meeting, 73,624,846 shares of the Company’s common stock were outstanding and entitled to vote. The following matters were submitted at the Annual Meeting, including any adjournments thereof, to the stockholders for consideration:

1. To elect two directors who will serve for the terms specified, or until his or her successor is elected and qualified: Manuel A. Henriquez and Joseph F. Hoffman for a term expiring in 2019.

2. To approve an advisory proposal on named executive officer compensation.

3. To ratify the selection of PricewaterhouseCoopers LLP to serve as our independent public accounting firm for the year ending December 31, 2016.

Manuel A. Henriquez and Joseph F. Hoffman were each elected to serve as a director for the term specified above, or until his or her successor is elected and qualified, and proposals 2 and 3 were approved by the Company’s stockholders. The detailed voting results of the shares voted with regard to each of these matters are as follows:

1.	Election of Directors

	For	Percent of Voted For	Against	Abstain	Broker Non-Votes
Manuel A. Henriquez	37,065,578	97.02%	755,634	381,875	28,140,708
Joseph F. Hoffman	37,112,002	97.14%	684,482	406,603	28,140,708

Continuing directors are as follows: Thomas J. Fallon, Robert P. Badavas, Susanne D. Lyons and Allyn C. Woodward.

2.	Advisory vote to approve the Company’s named executive officer compensation.

For	Percent of Voted For	Against	Abstain	Broker Non-Votes
34,157,606	89.41%	2,697,473	1,346,008	0

The Company’s named executive officer compensation was approved.

3.	Ratification of the selection of PricewaterhouseCoopers LLP to serve as our independent public accounting firm.

For	Percent of Voted For	Against	Abstain	Broker Non-Votes
65,325,830	98.46%	472,672	545,293	0

The appointment of PricewaterhouseCoopers was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HERCULES CAPITAL, INC.

July 11, 2016	By:	/s/ Melanie Grace
Melanie Grace
General Counsel